Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of Hartman Short Term Income Properties XX, Inc. and Subsidiaries

We hereby consent to the use (incorporation by reference) in this Post-Effective Amendment No. 6 to Form S-11 Registration Statement (No. 333-185336) (Registration Statement) of (1) our report dated March 30, 2016 relating to the consolidated financial statements of Hartman Short Term Income Properties XX, Inc. and Subsidiaries (the Company) as of and for the years ended December 31, 2015 and 2014, included in the Company’s Annual Report (Form 10-K) filed with the Securities and Exchange Commission; (2) our report dated February 15, 2013 relating to the statement of revenues over certain operating expenses of Richardson Heights Shopping Center for the year ended December 31, 2010, included in the Company’s Current Report (Form 8-K/A) filed with the Securities and Exchange Commission; (3) our report dated February 25, 2013 relating to the statement of revenues over certain operating expenses of Cooper Street Plaza for the year ended December 31, 2011, included in the Company’s Current Report (Form 8-K/A) filed with the Securities and Exchange Commission; (4) our report dated March 5, 2013 relating to the statement of revenues over certain operating expenses of Bent Tree Green, LLC for the year ended December 31, 2011, included in the Company’s Current Report (Form 8-K/A) filed with the Securities and Exchange Commission; (5) our report dated May 31, 2013 relating to the statement of revenues over certain operating expenses of Hartman Parkway, LLC for the year ended December 31, 2012, included in the Company’s Current Report (Form 8-K/A) filed with the Securities and Exchange Commission; (6) our report dated May 22, 2014 relating to the statement of revenues over certain operating expenses of Hartman Gulf Plaza, LLC for the year ended December 31, 2013, included in the Company’s Current Report (Form 8-K/A) filed with the Securities and Exchange Commission; (7) our report dated August 29, 2014 relating to the statement of revenues over certain operating expenses of Hartman Mitchelldale Business Park, LLC for the year ended December 31, 2013, included in the Company’s Current Report (Form 8-K/A) filed with the Securities and Exchange Commission; (8) our report dated March 13, 2015 relating to the statement of revenues over certain operating expenses of Hartman Energy LLC for the year ended December 31, 2013, included in the Company’s Current Report (Form 8-K/A) filed with the Securities and Exchange Commission; and (9) our report dated January 25, 2016 relating to the statement of revenues over certain operating expenses of One Technology Center for the year ended December 31, 2014, included in the Company’s Current Report (Form 8-K/A) filed with the Securities and Exchange Commission, which are contained (incorporated by reference) in the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

April 29, 2016